UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

RUBBER LEAF INC

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RUBBER LEAF INC

Qixing Road, Weng’ao Industrial Zone,

Chunhu Subdistrict, Fenghua District

Ningbo, Zhejiang, China

To:	The Holders of the Common Stock of Rubber Leaf Inc

Re:	Action by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Rubber Leaf Inc, a Nevada corporation (the “Company”, or “RLEA”, or “We”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on November 17, 2023 (the “Record Date”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 17, 2023, in lieu of an Annual Meeting of stockholders.

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
2.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

The foregoing actions were approved on November 17, 2023, by our Board of Directors. In addition, on November 17, 2023, the holder of 88.23% of the Company’s outstanding voting securities, as of the Record Date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about December 20, 2023 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about November 30, 2023.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Xingxiu Hua
Xingxiu Hua, Chief Executive Officer

November 28, 2023

Fenghua City, Zhejiang Province, China

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Rubber Leaf Inc, a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on November 17, 2023.

Copies of this Information Statement are first being sent on or about November 30, 2023 to the holders of record on November 17, 2023 of the outstanding shares of the Company’s Common Stock.

General Information

This Information Statement and Notice of Stockholder Action by Written Consent are being furnished by us to our stockholders of record as of November 17, 2023, to inform our stockholders that the Board of Directors of the Company (the “Board”) and the holders of approximately 88.23% of our outstanding voting stock as of such date (the “Voting Stockholders”), have taken and approved the following actions (the “Corporate Action”):

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
2.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is November 17, 2023. The Record Date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on November 17, 2023. As of the Record Date, the Company had outstanding 41,109,458 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024. Telephone: 619-664-4780.

Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. Mrs. Xingxiu Hua is the consenting shareholder and her approximate ownership percentage of the voting stock of the Company totals in the aggregate 88.23% of the outstanding voting stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about December 20, 2023.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” The following persons have been nominated to be directors.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the 20-day Period after the distribution of the Information Statement:

Name	Age	Position(s)
Xingxiu Hua	54	Director

Hua Wang	32	Director

Jun Tong	54	Director

Jianwei Yan	61	Director

Wei Xu	55	Director

Rong Yu	53	Director

Yifeng Xu	46	Director

Biographical Information Regarding Directors

Xingxiu Hua-President, CEO and Chairperson of Rubber Leaf Inc since the Company was incorporated in May 2021. Ms. Hua founded Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), the Company’s wholly controlled subsidiary in July 2019. Ms. Hua was the CEO of Rubber Leaf Enterprises Inc. from 2011 to 2018. She achieved the main goals of leading the team to develop new customers in rubber raw material industry and to establish R&Q laboratory and cooperate with UBC University in Vancouver. Ms. Hua also served as the CEO of Huaxin Economic and Trade Co., Ltd. From 1998 to 2012. She independently obtained the general agent of ExxonMobile rubber division in Great China and lead the team to develop customers which occupied 50% of Chinese EPDM market.

Hua Wang- CFO/Secretary/Director of Rubber Leaf Inc since the Company was incorporated in May 2021. Mr. Wang is the General Manager of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), the Company’s wholly controlled subsidiary since July 2019. His job responsibilities include to work with managements to achieve long-term business plan of the company, complete the company’s financial goals and dock with local banks to complete the cooperation between the company and banks. Mr. Hua Wang served as the Second assistant of CEO in Rubber Leaf Enterprises Inc. from 2011 to 2018. He was mainly in charge of coordinating different business arrangements for different departments among the global departments in the company and involving in the auto manufacturer qualification process with the technical department in China. Mr. Wang received his Bachelor of Arts, Economics degree from University of British Columbia in April 2016.

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Jun Tong- CMO/CTO/Director of Rubber Leaf Inc since the Company was incorporated in May 2021. Mr. Tong’s main job responsibilities include to Lead R&D team to develop new products strategy for organization, especially high value specialty rubber, plasterers, specialty polymers and plastics TSR/TPV/TPO compounds formulations and production process, focusing on sustainable industry with long term investment return, especially in auto industry and hygiene industry, complete 50 new products and 8000T/Y business volume. Mr. Tong served as the Global Automotive Market Development Manager, Great China Area of Exxon-Mobile Chemical (Shanghai) Co., Ltd. From December 2010 to July 2013. He also worked as the Global Specialty Polymer Technology Manager, Great China and Korea of Exxon-Mobile Chemical Asia Pacific R&D Co., Ltd from April 2000 to September 2010. Mr. Tong received his Bachelor degree of Polymer Chemical Engineering from Hefei University of Technology in July 1991.

Jiangwei Yan, born in June 1962 with a bachelor’s degree, is now retired. He is an expert in the rubber compounding industry, having worked in this field for over 45 years. He has served as the Technical Director of Compounding Rubber at Zhongding Co., Ltd., a company listed on the A-shares market in China. His expertise includes the development of new materials and formulas for compounding rubber, innovations in production processes, and extensive experience in managing the rubber compounding department.

Wei Xu, born in May 1968, is a highly experienced automotive rubber and plastic sealing products technical director with a bachelor’s degree from Beihang University. His extensive career, primarily at Shanghai Rongnan Technology Co., Ltd., showcases significant progression, evolving from Deputy General Manager to Technical Director in the R&D Center. His expertise covers technical management, product design, and process technology, along with strong leadership abilities demonstrated by managing multiple departments and overseeing company-wide operations at Shanghai Hongyang Sealing Components Co., Ltd. Xu Wei is also politically active as a party member.

Rong Yu, born in July 1970, is a retired experienced accountant in China. She obtained her Intermediate Accounting Qualification Certificate in China in 1995 and is proficient in industrial and trade company accounting. She earned her CPA certificate in 2000 and served as an auditor at Lixin Accounting Firm in China for 10 years after 2002, accumulating extensive audit experience.

Yifeng Xu, born in January 1977, currently holds the position of General Manager at Ningbo Dingkun Commercial Trade Group. Mr. Xu has approximately 20 years of experience in commercial trade activities in Ningbo, where he has established deep connections and communication with local trade associations. He has brought numerous business and trade opportunities to the area, introduced several large enterprises, and enhanced commercial exchange activities, demonstrating his extensive experience in local business and trade.

Each of our director’s primary qualification to serve as such involves his or her extensive experience with different aspects of business management,, financial management and/or rubber manufacturing industry.

Family Relationships

Mrs. Xingxiu Hua is Mr. Hua Wang’s mother. There are no other family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

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Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●

the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board of Directors has determined that Mr. Jianwei Yan, Mr. Wei Xu, Mrs. Rong Yu and Mr. Yifeng Xu are “independent directors” as defined in the NASDAQ Listing Rules and Rule 10A-3 promulgated under the Exchange Act. As such, all four independent directors serve on all three of our standing Board Committees, with Mrs. Rong Yu, Mr. Jianwei Yan and Mr. Wei Xu, members of the Audit Committee, Mr. Jianwei Yan, Mrs. Rong Yu and Mr. Yifeng Xu, members of the Compensation Committee and Mr. Wei Xu, Mr. Yifeng Xu and Mr. Jianwei Yan, members of the Nominating and Corporate Governance Committee.

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Board Committees

As of the date hereto, the Company has created an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Upon election of the new Board, each Committee will be comprised entirely of independent directors.

Audit Committee

Upon election of the new Board, our Audit Committee will be comprised of three individuals including Mrs. Rong Yu, Mr. Jianwei Yan and Mr. Wei Xu, each of whom is an independent director and at least one of whom is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mrs. Rong Yu is appointed as the Chair of the Audit Committee.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee does have a charter (which is reviewed annually) and perform several functions. The Audit Committee performs the following:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Upon election of the new Board, our Compensation Committee will be comprised of three individuals including Mr. Jianwei Yan, Mrs. Rong Yu and Mr. Yifeng Xu, three of the members are independent directors. Mr. Jianwei Yan is appointed as the Chair of the Compensation Committee.

The Compensation Committee does review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and perform several functions.

The Compensation Committee does have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

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Nominating and Corporate Governance Committee

Upon election of the new Board, our Nominating and Corporate Governance Committee will be comprised of three individuals including Mr. Wei Xu, Mr. Yifeng Xu and Mr. Jianwei Yan, each of whom is an independent director. Mr. Wei Xu is appointed as the Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee has the authority to oversee the hiring of potential executive positions in our Company. The Nominating and Corporate Governance Committee has a charter (which will be reviewed annually) and performs several functions.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Indemnification of Officers and Directors

Chapter 78 of the Nevada Revised Statutes (NRS) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on a review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2022 and for the nine months ended September 30, 2023, beneficial owners complied with the Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of the Company’s securities filed the applicable Forms 3, 4 or 5 with the SEC. “

Meetings of the Board

Each of the nominated directors is expected to attended 100% of the aggregate number of meetings of the Board in 2024 from the date hereof.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Rubber Leaf Inc, Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.

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ACTION TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of Simon & Edward, LLP (“Simon & Edward”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and such appointment is being submitted to our shareholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on November 17, 2023 by written consent in lieu of a shareholder annual meeting. Simon & Edward is considered by our management to be well qualified.

Audit and Other Fees

Since 2021, Simon & Edward has served as our independent registered public accounting firm. The following table summarizes the fees charged by Simon & Edward for the services rendered to the Company during its terms of engagement in 2022 and 2021:

	Year ended December 31,
	2022	2021
Audit Fees	$35,000	$35,000

Audit-Related Fees	$22,500	$22,500

Tax Fees	$3,500	$-0-

All Other Fees	$-0-	$-0-

Pre-Approval Policy

Our Board as a whole pre-approves all services provided by Simon & Edward, LLP. For any non-audit or non-audit related services, the Board must conclude that such services are compatible with the independence as our auditors.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2022, 2021 and 2020. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and principal position (a)	Year ended December 31st (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Xingxiu Hua,	2022	$18,196	-	-	-	-	-	-	$18,196
President, CEO, Director	2021	$18,644	-	-	-	-	-	-	$18,644
	2020	$8,709	-	-	-	-	-	-	$8,709

Hua Wang,	2022	$27,294	-	-	-	-	-	-	$27,294
CFO, Secretary, Director	2021	$27,966	-	-	-	-	-	-	$27,966
	2020	$13,064	-	-	-	-	-	-	$13,064

Jun Tong,	2022	$-	-	-	-	-	-	-	$-
CMO, CTO, Director (1)	2021	$-	-	150,000	-	-	-	-	$150,000
	2020	$-	-	-	-	-	-	-	$-

(1). Under the Company’s 2021 Equity Incentive Plan, the Board of Directors has issued 60,000 common shares of the Company at the cost of $2.5 per share to Mr. Jun Tong on September 28, 2021.

Employment Agreements

Currently we have no written employment agreements with any of our executive officers.

Stock Incentive Plan

On September 6, 2021, the board of directors unanimously approved a 2021 Equity Incentive Plan (the “2021 Plan”), which authorized the board to issue up to five million (5,000,000) common shares of the Company to qualified employees, consultant, officers and directors. In additional, on September 6, 2021, our majority shareholder and President, Ms. Xingxiu Hua, representing 98.94% of the Company’s outstanding voting stock as of September 6, 2021, approved our 2021 Plan. The number of shares voting for the 2021 Plan was sufficient for approval.

As of November 17, 2023, there are 95,900 common shares issued to our employees and director under the Company’s 2021 Plan. Under the Company’s 2021 Equity Incentive Plan, the Board of Directors has issued 60,000 common shares of the Company at the cost of $2.50 per share to Mr. Jun Tong on September 28, 2021.

Bonuses and Deferred Compensation

We have no bonus, deferred compensation or retirement plan. Decisions regarding compensation are determined by our board of directors.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of November 17, 2023, the number of shares of our common stock owned of record and beneficially by all directors, executive officers, nominees for director and persons who beneficially own more than 5% of the outstanding shares of our common stock:

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Common Stock(1)

Xingxiu Hua President, Chief Executive Officer, Director
Qixing Road, Weng’ao Industrial Zone,
Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China	36,272,184		88.23%

Hua Wang Chief Financial Officer, Secretary, Director
Qixing Road, Weng’ao Industrial Zone,
Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China	2,599,920		6.32%

Jun Tong Director
Qixing Road, Weng’ao Industrial Zone,
Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China	60,000	(2)	0.15%

Jianwei Yan Independent Director
Qixing Road, Weng’ao Industrial Zone,
Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China	-0-		*

Wei Xu Independent Director
Qixing Road, Weng’ao Industrial Zone,
Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China	-0-		*

Rong Yu Independent Director
Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District, Nongbo, Zhejiang, China	-0-		*

Yifeng Xu Independent Director
Qixing Road, Weng’ao Industrial Zone,	-0-		*
Chunhu Subdistrict, Fenghua District, Nongbo, Zhejiang, China

Officers and Directors as a Group (7 Persons)	38,932,104		94.70%

*	less than 1%
(1)	Based upon 41,109,458 shares outstanding as of November 17, 2023.
(2)	Under the Company’s 2021 Equity Incentive Plan, the Board of Director has issued 60,000 common shares of the Company to Mr. Jun Tong on September 28, 2021.

Certain Relationships and Related Transactions

Purchase

In order to reduce the purchase cost and enhance the purchase power, the Company purchases the main raw materials from Yongliansen Import and Export Trading Company (“Yongliansen”) and Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), and also purchases equipment and rubber products under indirect supply model from Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”) during the year ended December 31, 2022 and 2021. The Company’s founder holds minor equity interests of the three suppliers directly or indirectly and one of the Company directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong.

For the years ended December 31, 2022 and 2021, Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”), the Company’s wholly owned subsidiary in China, purchased raw materials from Yongliansen (“Vendor C”) in the total amount of $2,626,103 and $Nil, respectively. As of December 31, 2022 and 2021, RLSP advanced Yongliansen $10,353 and $453,679, respectively, mainly for raw material purchases. On November 30, 2020, RLSP advanced RMB 15 million or USD$2,174,796 as a deposit (the “Deposit”) to Yongliansen in order to lock-down our premium customer position among all customers of Yongliansen and maintain a long-term business relationship. The Deposit bears no interest and due on demand. Due to less procurement of raw materials made from Yongliansen in 2022, RLSP requested Yongliansen to refund the Deposit, and Yongliansen agreed to fully refund RLSP by December 31, 2022. On December 15, 2022, RLSP and Yongliansen entered into a Payment Agreement, among which Yongliansen requested to extend the repayment date of the Deposit to September 30, 2023, and RLSP has agreed to grant such extension request.

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For the years ended December 31, 2022 and 2021, RLSP purchased $5,549,968 and $13,370,709 rubber products from Shanghai Haozong (“Vendor A”), respectively. As of December 31, 2022 and 2021, $2,384,035 and $986,079 accounts payable due to Shanghai Haozong, respectively.

For the years ended December 31, 2022 and 2021, RLSP purchased $79,608 and $2,290,571 rubber products and equipment from Shanghai Huaxin (“Vendor B”), respectively. As of December 31, 2022 and 2021, $5,135,351 and $7,545,740 payable were due to Shanghai Huaxin, respectively, including $38,119 and $821,962 retainage payable, respectively.

On December 25, 2021, RLSP signed a Payment Extension Agreement with Shanghai Huaxin regarding outstanding account payable balance, which was amended on August 14, 2022. Under the amended Payment Extension Agreement, RLSP and Shanghai Huaxin both agreed that the $6,835,124 accounts payable as of June 30, 2022 shall be paid based on the agreed-upon payment schedule, of which $746,480 accounts payable should be paid before December 31, 2022. During the six months ended December 31, 2022, the Company has paid RMB 11,350,337 or about USD $1,626,379. The remaining balance of 5,208,245 shall be paid by the end of December 31, 2023 per the Payment Extension Agreement.

Sales under Indirect Supply Model

In order to stabilize customer relationships and maintain long-term orders, we authorized two related parties - Shanghai Xinsen (“Customer B”) and Hangzhou Xinsen (“Customer C”) as our distributors. The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Effective on October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and so accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group . Sales commission incurred in each period is recorded as part of selling expense of the Company.

For the years ended December 31, 2022 and 2021, RLSP had indirect sales through Xinsen Group that were sold to two certified first-tier suppliers of the Auto Manufacturers $5,371,784 and $11,620,129 respectively. As of December 31, 2022 and 2021, the accounts receivable due from Shanghai Xinsen were $4,665,735 and $2,918,850 respectively. Since the end of 2021, Shanghai Xinsen received some payments from their customers in the form of bank notes with expiration period between three to six months. However, RLSP does not accept bank notes as payments and agreed to temporarily extend the payment terms to four months from two months after negotiated with Shanghai Xinsen. RLSP held advances from Hangzhou Xinsen in the amounts of $18,912 and $20,535 as of December 31, 2022 and 2021, respectively.

Others

As of December 31, 2022 and 2021, the Company’s founder and officer funded the Company and RLSP in the total amount of $2,524,366 and $138,795 for its daily operation, respectively. The payable amounts bear no interest rate and due on demand. During the year ended December 31, 2022 and 2021, the Company transferred cash in the amount of $2,055,390 and $ 50,500 respectively to RLSP as capital contribution, and subsequently used by RLSP for its daily operation, within the current existing approved registered capital amount of RLSP in China. The cash transfer has been approved by Agricultural Bank of China, Fenghua Branch, which is authorized by the State Administration of Foreign Exchange (the “SAFE”)

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Xingxiu Hua
Xingxiu Hua, Chief Executive Officer

November 28, 2023

Fenghua City, Zhejiang Province, China

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